Exhibit 10.1

Execution Version

ATN OPTION AGREEMENT

This ATN OPTION AGREEMENT (this “Agreement”), dated as of this 1st day of June, 2009, is entered into by and among Atlas Energy Resources, LLC, a Delaware limited liability company (“Optionholder”), Atlas Pipeline Operating Partnership, L.P., a Delaware limited partnership (“Optionee”), and APL Laurel Mountain, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Optionee (“APL Sub”).

WHEREAS, Williams Field Services Group, LLC (“WFSG”), Atlas Pipeline Partners, L.P., a Delaware limited partnership (“APL”), and APL Sub, among others, entered into that certain Formation and Exchange Agreement, dated as of March 31, 2009 (as amended, the “Formation Agreement”);

WHEREAS, in accordance with the terms of the Formation Agreement, it is contemplated that, among other things, (i) WFSG will form Williams Laurel Mountain, LLC, a new, wholly-owned limited liability company (“WFSG Sub”); (ii) WFSG Sub will form a new, wholly-owned limited liability company (the “Joint Venture Company”) and capitalize it with approximately $100 million in cash and a three-year senior unsecured $25.5 million note (the “Note”) issued by WFSG Sub and guaranteed by The Williams Companies, Inc.; and (iii) APL Sub will concurrently sell 100% of the membership interests of the Surviving Company and APL Ohio (each as defined in the Formation Agreement) to the Joint Venture Company and purchase, in exchange therefor, a 49% membership interest in the Joint Venture Company (which will include certain Preferred Distribution Rights), and APL Sub will also receive certain cash consideration;

WHEREAS, in accordance with the terms of the Formation Agreement, APL Sub and WFSG Sub intend to enter into that certain LLC Agreement (as defined in the Formation Agreement), effective as of the Closing, which provides for APL Sub to make Capital Contributions from time to time to the Joint Venture Company with respect to certain Growth Capital Projects in accordance with the terms thereof; and

WHEREAS, Optionee desires to provide Optionholder (i) an option to invest in APL Sub under certain circumstances in connection with a Growth Capital Project implemented by the Joint Venture Company, and Optionholder desires to obtain such an option, and (ii) a right of first refusal with respect to any Transfer by APL Sub of its Interest in the Joint Venture Company.

NOW, THEREFORE, in consideration of the sum of TEN DOLLARS ($10.00) (the “Option Fee”), and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Investment Option.

(a) If APL Sub at any time determines that it intends not to participate in a Capital Contribution relating to a Growth Capital Project in accordance with the terms of the LLC Agreement, then Optionee shall, so long as permitted under APL’s credit agreement and indentures, give notice of the relevant Capital Contribution to Optionholder (the “Offer Notice”), which Offer Notice will be given with sufficient time for Optionholder to exercise its rights under this Agreement. The Offer Notice will set forth all relevant information with respect to the proposed Capital Contribution, including a description of the Growth Capital Project to which the Capital Contribution relates, the amount of such Capital Contribution, and any other terms and conditions of the proposed Capital Contribution.

(b) Optionholder will have the right (but not the obligation) to make an investment in APL Sub (the “Investment”), and receive a membership interest in APL Sub in consideration of such investment (the “Investment Option”). If Optionholder desires to exercise the Investment Option, Optionholder will promptly provide notice of its election, together with a form of agreement to effect such Investment Option (the “Election Notice”) to Optionee at least two days prior to the date in which the Management Committee is required to vote with respect to such Capital Contribution (the “Election Period”), or Optionholder will be deemed to have waived its Investment Option with respect to the subject Capital Contribution, but not with respect to any Investment Option provided to Optionholder by Optionee for future Capital Contributions.

(c) Upon receipt of the Election Notice by Optionholder, Optionholder and Optionee will promptly negotiate in good faith and enter into an amended and restated limited liability company operating agreement governing APL Sub, and the capital accounts of Optionee and Optionholder in APL Sub will be adjusted to reflect the amount invested into APL Sub as a result of Optionholder’s exercise of the Investment Option and Optionholder shall receive a membership interest (with all attendant voting, capital account and liquidation account rights) in APL Sub that is commensurate with Optionholder’s capital account in APL Sub.

2. Right of First Refusal.

(a) Procedure. If a APL Sub at any time desires to consummate a bona fide transaction that will result in the Transfer of all or a portion of its Interest in the Joint Venture Company (whether or not the proposed Transfer is to another Member of the Joint Venture Company), then APL Sub shall promptly give notice thereof (the “ROFR Notice”) to Optionholder. The ROFR Notice shall set forth all relevant information with respect to the proposed Transfer, including the name and address of the prospective acquirer, the precise Interest that is the subject of the Transfer (the “Marketed Interest”), the price to be paid for such Marketed Interest and any other terms and conditions of the proposed Transfer. Optionholder shall have the right of first refusal (“Right of First Refusal”) to acquire, for the same purchase price, as set forth in the ROFR Notice, and on terms and provisions that are not less favorable to Optionholder than the terms and provisions contained in the ROFR Notice, such Marketed Interest. If Optionholder wishes to exercise the Right of First Refusal, Optionholder must provide notice of its election (the “ROFR Election Notice”), to APL Sub within 5 business days of receipt by Optionholder of the ROFR Notice (the “ROFR Election Period”), or Optionholder shall be deemed to have waived its Right of First Refusal for the subject Transfer, but not any Right of First Refusal for future Transfers by APL Sub. Upon receipt of the ROFR Election Notice by APL Sub, Optionholder and APL Sub shall negotiate in good faith and enter into a definitive agreement with respect to the transaction specified by Optionholder in the ROFR Election Notice and consummate such transaction within 60 days of receipt of the ROFR Notice by Optionholder.

(ii) Waiver of Right of First Refusal. If the Right of First Refusal is deemed waived pursuant to Section 2(a) of this Agreement, APL Sub shall have the right, subject to compliance with the provisions of the LLC Agreement, to market, offer, negotiate and consummate the Transfer of the Marketed Interest described in the ROFR Notice to a third party for a period of 120 days after the expiration of the ROFR Election Period. If, however, APL Sub is unable to consummate the Transfer of the Marketed Interest to a third party within the 120-day period following expiration of the ROFR Election Period, the proposed Transfer shall again become subject to the Right of First Refusal in Section 2(a).

3. Effectiveness. This Option Agreement shall become effective as of the Closing. Contemporaneously with the Closing, Optionholder will pay the Option Fee to Optionee in immediately available funds.

4. Miscellaneous.

(a) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all of which together shall constitute one and the same instrument. A facsimile counterpart of this Agreement shall be sufficient to bind a Party hereto to the same extent as an original.

(b) Capitalized terms used and not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the LLC Agreement.

(c) For the purposes of this Agreement, the term “Party” shall refer to any of Optionholder, Optionee or APL Sub, and the term “Parties” shall refer to all of them collectively. Each Party shall be entitled to transfer or otherwise assign its rights and interest under this Agreement to any affiliate of such Party, so long as the exercise of such rights under this Agreement would be permitted by the terms and conditions of the LLC Agreement relating to the Joint Venture Company.

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IN WITNESS WHEREOF, each of the Parties hereto has executed this Agreement as of the date first above written.

OPTIONEE:

Atlas Pipeline Operating Partnership, L.P., a Delaware limited partnership

By:	Atlas Pipeline Partners GP, LLC, its general partner

By:

Name:

Title:

OPTIONHOLDER:

Atlas Energy Resources, LLC a Delaware limited liability company

By:

Name:

Title:

APL SUB:

APL Laurel Mountain, LLC a Delaware limited liability company

By:

Name:

Title:

Signature Page to Option Agreement